UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ________)
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                        Nature Vision, Inc.
(Name of Registrant as Specified in Its Charter)
_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NATURE VISION, INC.
1480 Northern Pacific Road
Brainerd, Minnesota 54601
(218) 825-0733

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Nature Vision, Inc., a Minnesota corporation, will be held on Friday, May 18, 2007, at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota 55425, for the following purposes:

1.	To elect two Class I directors to hold office for three-year terms or until their successors are elected or appointed.

    2.      To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock at the close of business on April 16, 2007 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

BY ORDER OF THE BOARD OF
DIRECTORS

Michael R. Day
Secretary

April 24, 2007

PROXY STATEMENT

NATURE VISION, INC.

1480 Northern Pacific Road
Brainerd, Minnesota 54601
(218) 825-0733

Annual Meeting of Shareholders - May 18, 2007

GENERAL

The enclosed proxy is solicited by the Board of Directors of Nature Vision, Inc., a Minnesota corporation (“Nature Vision,” or the “Company”), for use at the annual meeting to be held on Friday, May 18, 2007, at 10:00 a.m., Central Daylight Time, at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota 55425, or any adjournment thereof. Solicitations are being made by mail and may also be made by our directors, officers and employees. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Jeffrey P. Zernov, or by appearing and voting in person at the meeting. Shares represented by proxies will be voted as specified in the proxies. In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters): (1) FOR the election to the Board of Directors of the nominees named in this proxy statement; and (2) in the proxy’s discretion upon such other business as may properly come before the annual meeting. So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and our annual report for the year ended December 31, 2006 are being mailed to shareholders on or about April 24, 2007.

Requests for Copies of our Annual Report on Form 10-KSB

Only one copy of our annual report (which includes Nature Vision’s Annual Report on Form 10-KSB and the accompanying financial statements and financial statement schedules) and proxy statement are being mailed to shareholders sharing an address unless Nature Vision has received contrary instructions from one or more of the shareholders. Nature Vision will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy was delivered. Shareholders wishing to receive additional copies of either the annual report or proxy statement for the 2007 annual meeting without charge or who share an address with another shareholder and are receiving multiple copies and would like to receive a single copy should call Michael R. Day at (218) 825-0733 or send a letter to him at the following address:

Nature Vision, Inc.
1480 Northern Pacific Road
Brainerd, Minnesota 54601

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 16, 2007, the record date for determining shares entitled to notice of and to vote at our annual meeting, 2,225,387 shares of our common stock were outstanding. Each common share is entitled to one vote.

Information as to the name, address and stockholdings of: (i) each person known by Nature Vision to be a beneficial owner of more than five percent of our common stock; (ii) each director and nominee for election to the Board of Directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) by all executive officers and directors, as a group, as of April 16, 2007 is set forth below. Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name and Address	Amount of Common Stock Beneficially Owned	Percent of Common Stock (1)

Jeffrey P. Zernov	429,272(2)	19.3%
1480 Northern Pacific Road
Brainerd, Minnesota 54601

Richard P. Kiphart	450,752(3)	20.3%
222 West Adams Street
Chicago, Illinois 60606

Michael R. Day	20,750(4)	*
1480 Northern Pacific Road
Brainerd, Minnesota 54601

Philip M. McLaughlin	20,000	*
26020 Birch Bluff Road
Shorewood, Minnesota 55331

Scott S. Meyers	8,800(5)	*
P.O. Box 161574
Big Sky, Montana 59716

Curtis A. Sampson	14,800(6)	*
P.O. Box 777
213 Main Street
Hector, Minnesota 55342

Steve Shanesy	21,800(7)	*
3436 Nappe Drive
Middleton, Wisconsin 53562

Dean Capra	148,016	6.7%
8565 Central Avenue Northeast
Blaine, Minnesota 55434

Anthony Capra	148,016	6.7%
8565 Central Avenue Northeast
Blaine, Minnesota 55434

Directors and executive officers as a group (seven persons)	966,174(8)	43.4%

__________
* Less than one percent of shares outstanding.
(1) In calculating percentage ownership, all shares of common stock which a named shareholder has the right to acquire within 60 days from the date of this proxy statement upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other shareholder.
(2) Includes: (a) 10,803 shares owned by Mr. Zernov’s wife; and (b) options to purchase 109,706 shares of common stock.
(3) Includes options to purchase 6,800 shares of common stock.
(4) Includes options to purchase 13,750 shares of common stock.
(5) Includes options to purchase 6,800 shares of common stock.
(6) Includes options to purchase 6,800 shares of common stock.
(7) Includes options to purchase 6,800 shares of common stock.
(8) Includes options to purchase 150,656 shares of common stock.
__________

PROPOSAL 1:
ELECTION OF DIRECTORS

Nomination and Election of Directors

Our bylaws provide that the size of our Board of Directors shall be fixed from time to time by resolution of the board, subject to a minimum of three directors. The Board of Directors has set the size of the board at six. The bylaws also provide for three classes of directors with terms staggered so as to require the election of only one class of directors each year. The terms of the current Class I directors end with the annual meeting. The proxies granted by the shareholders will be voted at the annual meeting for the re-election of Jeffrey P. Zernov and Richard P. Kiphart as the Class I directors, to serve for three-year terms.

Nominees for Class I Directors

Jeffrey P. Zernov
Richard P. Kiphart

In the event that one or more of the above named persons becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors, unless the Board of Directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

Our Board of Directors is currently comprises of six members. On December 27, 2006, the Board of Directors appointed Philip M. McLaughlin to replace Thomas F. Leahy, who resigned from his position as a member of the Board of Directors effective December 27, 2006. Mr. McLaughlin’s appointment was recommended by the compensation/nominating committee.  The following directors, which constitute a majority of the Board of Directors, are “independent directors” as such term is defined in Section 4200(a)(15) of The Nasdaq Stock Market’s listing standards: Richard P. Kiphart, Scott S. Meyers, Steve Shanesy, Curtis A. Sampson, and Philip M. McLaughlin. In addition, Thomas F. Leahy, who served as a director until December 27, 2006 was an “independent director” as defined in the Nasdaq Stock Market’s listing standards.

Our directors, nominees for director and executive officers are as follows:

Name	Age	Director Since	Year Term Expires	Position
Jeffrey P. Zernov	54	2004	2007	President, Chief Executive Officer, Chairman of the Board of Directors, Class I director and a nominee
Richard P. Kiphart	65	2001	2007	Class I director and a nominee
Scott S. Meyers	53	2000	2008	Class II director
Steve Shanesy	50	2004	2008	Class II director
Curtis A. Sampson	73	2004	2009	Class III director
Philip M. McLaughlin	67	2006	2009	Class III director
Michael R. Day	45	--	--	Chief Financial Officer and Secretary

Jeffrey P. Zernov, has served as our President and Chief Executive Officer and as a Class I director since August 31, 2004. Prior to August 31, 2004, Mr. Zernov served in the same capacities for Nature Vision Operating, Inc. (f/k/a Nature Vision, Inc.), which he founded in 1998. Mr. Zernov also served as Chief Financial Officer of Nature Vision Operating, Inc from 1998 through 2002. In 1979, Mr. Zernov founded Zercom Corporation, a defense electronics contractor, which he sold to Communication Systems Inc. in 1990. Mr. Zernov served as Zercom’s Chief Executive Officer until 1996 and, in addition, from 1990 though 1996, he established and served as President of the Zercom Marine division, a designer and manufacturer of sonar products for sports fishing applications. Prior to 1979, Mr. Zernov served as a field promotion specialist with Lindy Tackle and was a co-founder of In-Fisherman, a sports fishing publisher and producer of television shows.

Richard P. Kiphart, has served as a Class I director since November 2001. He has been a principal in the investment banking firm of William Blair & Company, L.L.C. since 1972. Mr. Kiphart joined William Blair in 1965, and has been the principal in charge of the corporate finance department since 1995. Mr. Kiphart currently serves as a director of Advanced Biotherapy and First Data Corporation. He received his B.A. from Dartmouth College and his M.B.A. from Harvard Business School.

Scott S. Meyers, has served as a Class II director since April 2000. He is the former President and director member of Alliant Techsystems, Inc., an aerospace and defense company. Mr. Meyers currently provides advisory services to Alliant Techsystems, which he joined in March 1996 and served as Chief Financial Officer until October 2000, when he became President. Mr. Meyers previously served as Executive Vice President, Chief Financial Officer and a director of Magnavox Electronic Systems Company, a manufacturer of defense electronics products. Mr. Meyers is the chair of the audit committee and a member of the compensation/nominating committee.

Steve Shanesy, has served as a Class II director since September 2004. Mr. Shanesy most recently served as Rayovac-Remington North America’s Executive Vice President/General Manager from 1998 to 2004, and as its Senior Vice President of Marketing from 1996 to 1998. From 1983 to 1996, Mr. Shanesy was employed by Kraft Foods, Inc., most recently as Vice President of Marketing, Oscar Meyer Foods Division. Mr. Shanesy is the chair of the compensation/nominating committee.

Curtis A. Sampson, has served as a Class II director since August 2004. He is the Chairman and Chief Executive Officer of Hector Communications Corp., an owner and operator of independent telephone companies and cable television systems; the Chairman and Chief Executive Officer of Communications System, Inc., a telecommunications manufacturer; and Chairman of Canterbury Park Holding Corporation, a thoroughbred horse racing and card club wagering company. Mr. Sampson served as a director of Nature Vision Operating Inc. (f/k/a Nature Vision, Inc.) from 1998 through 2004. Mr. Sampson is a member of the audit committee.

Philip M. McLaughlin, has served as a Class III director since December 27, 2006. Mr. McLaughlin owned and served as Chief Executive Officer of Quality Lincoln Mercury, Inc. located in Bloomington, MN from 1979 to 1999. He subsequently served as Chief Executive Officer of ZH Computer Co. from 2001 to 2003, and since held director positions in two publicly held companies, Consul Corporation, (CNSL) and Teledigital, (TLDG), and other privately owned companies. Mr. McLaughlin is a member of the audit committee.

Michael R. Day, has served as our Chief Financial Officer and Secretary since August 31, 2004. Prior to August 31, 2004, Mr. Day served in the same capacities for Nature Vision Operating, Inc. (f/k/a Nature Vision, Inc.). From 1999 through 2002, Mr. Day served as the Chief Financial Officer of Image Rotational Enterprises, Inc., a Brainerd, Minnesota manufacturer of rotational molded plastic parts.

Committees and Meetings of the Board of Directors

Nature Vision’s Board of Directors has an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 and a joint compensation/nominating committee.

Audit Committee

Messrs. McLauglin, Sampson and Meyers (Chair) are the current members of the audit committee of the Board of Directors. Messrs. McLaughlin, Sampson, and Meyers are “financial experts,” as that term is defined under the Securities Exchange Act of 1934. Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market. The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices. The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities. It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees, and results of their audit and reviews their management comment letters. The charter of the audit committee was attached as Appendix A to the proxy statement for our annual meeting of shareholders held June 3, 2005.

Compensation/Nominating Committee

Messrs. Meyers and Shanesy (Chair) are the current members of the compensation/nominating committee. The committee has primary responsibility for overseeing compensation for directors, officers and key employees of Nature Vision, identifying and selecting nominees for directors, and administering the 2004 Stock Incentive Plan and the 1983 Stock Option Plan. As part of this responsibility, the committee determines the base salary level, annual bonus compensation and long-term incentive compensation for executive officers and the Board of Directors. The committee considers individual and Company performance in determining salary and bonus levels to attract and retain qualified executives. The committee also considers competitive market compensation paid by other companies of similar size, but do not attempt to maintain a certain target percentile within compensation paid by those comparable companies. The committee is authorized to retain compensation consultants to determine and recommend the amount or form of executive officer or director compensation. Neither the Company nor the committee has any contractual arrangement with any compensation consultant for such services at this time. The committee does not have a charter. Each member of the committee is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market.

Meetings of the Board of Directors

During 2006, the Board of Directors met 3 times. During 2006, the audit committee met 4 times and the compensation/nominating committee met 2 times. Each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the Board of Directors and meetings of committees of the Board of Directors on which the director serves.

Audit Committee Report

The audit committee has reviewed and discussed with management, Nature Vision’s audited financial statements for the year ended December 31, 2006. The audit committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Scott S. Meyers (Chair)
Curtis A. Sampson
Philip M. McLaughlin

Director Nomination Process

In addition to overseeing the compensation for directors, officers and key employees of Nature Vision, the compensation/nominating committee will periodically review whether the size of the board is appropriate to oversee and manage the company. If not, the committee will make an appropriate change to the size of the board. The committee will also assess whether any director vacancies are expected. If a board vacancy is likely to occur, then the committee will consider candidates, including those known to the directors as well as candidates recommended by management, search firms, shareholders and other sources. The committee members will conduct the initial evaluation of prospective directors and, if appropriate, follow-up by gathering information on the candidates from third parties. One or more of the committee’s members will interview in person or by phone those prospective candidates which suit Nature Vision’s needs. The Board of Directors as a whole will then evaluate the candidates and make the final decision of who to nominate. The current nominees for election as Class I directors were recommended by the current Board of Directors as a whole.

When it seeks nominees for directors, the committee will look for candidates who it believes will make contributions to the board’s operations and will represent the interests of Nature Vision’s shareholders. The committee will generally consider a number of criteria when it is identifying and selecting candidates, such as past accomplishments; expertise in areas important to Nature Vision’s success; personal qualities; and whether the prospective candidate has ample time to devote to Nature Vision’s affairs and will likely interact well with the other board members.

The board will consider recommendations by shareholders of nominees for election as a director. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the compensation/nominating committee. Recommendations will need to be in writing, including a resume of the candidate’s business and personal background and include a signed consent that the candidate is willing to be considered as a nominee and will serve if elected. Shareholder recommendations will need to be sent to Nature Vision, Inc., Attention: Michael R. Day, 1480 Northern Pacific Road, Brainerd, Minnesota 54601. Shareholder recommendations for nominees must be received no later than the date that shareholder proposals for action at the annual shareholder meeting are due.

Code of Business Conduct and Ethics

Each of Nature Vision’s directors and employees, including its executive officers, are required to conduct themselves in accordance with ethical standards set forth in the Code of Business Conduct and Ethics adopted by the Board of Directors. The code is available on our website at www.naturevisoninc.com. Any amendments to or waivers from the code will be posted on Nature Vision’s website. Information on our website does not constitute part of this proxy statement.

Communications with Directors

The Board of Directors has adopted a process for shareholders to communicate with directors. Shareholders may communicate with directors by sending a letter to the following address:

Nature Vision, Inc.
Attention: Michael R. Day
1480 Northern Pacific Road
Brainerd, Minnesota 54601

Mr. Day reviews all letters received and sends a summary of the correspondence to the board on a regular basis, together with copies of letters that the corporate secretary believes require board attention. In addition, a record of all letters received by Nature Vision is maintained so that directors may review specific correspondence.

Vote Required

The nominees who receive the highest number of affirmative votes at the meeting for each of the two Class I board seats will be elected as Class I directors.

The Board of Directors recommends that the shareholders vote “FOR” the election of the nominees for director.

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned during the last fiscal year by Jeffrey P. Zernov, Nature Vision’s current President and Chief Executive Officer, Michael R. Day, Chief Financial Officer and Secretary, and Robin K. Sheeley who served as President of the Company’s former Photo Control Division during fiscal 2006 and through February 5, 2007 (the foregoing executive officers are collectively referred to herein as the“Named Executive Officers”).  No other executive officers’ total compensation exceeded $100,000 in the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Jeffrey P. Zernov, President and CEO	2006	$200,000	__	__	$200,000
Michael R. Day, CFO and Secretary	2006	$150,000	__	__	$150,000
Robin K. Sheeley, President - Photo Control Division	2006	$137,916	$47,000(1)	$259,159(2)	$444,075
_____________________
(1) Mr. Sheeley earned this amount, which represents the 2006 Performance Bonus, by attaining the performance benchmarks set forth in the amendment to his employment agreement, dated October 9, 2006.
(2) This amount represents the 2006 Bonus Payment provided in Mr. Sheeley’s employment agreement, dated October 15, 2004. The 2006 Bonus Payment equals 3.4% of the amount by which gross sales of Vaddio products in fiscal 2006 exceeded $2,000,000
_____________________

Base salary. Base salary is used to recognize not only the experience, skills, knowledge and responsibilities required of the Named Executive Officers, but also the contributions they make to the Company’s performance. When determining base salaries, the compensation/nominating committee considers a number of factors including compensation paid to executive officers by companies of similar size, internal review of the executive’s compensation (both individually and relative to other executives), level of the executive’s responsibility, individual performance of the executive, and the performance of the Company financially and strategically. The base salaries of the Named Executive Officers are reviewed on an annual basis. The base salaries of the Named Executive Officers were established in March 2006, retroactive to January 1, 2006. Due to the Company’s strong performance in fiscal 2005, the compensation/nominating committee and the Board of Directors approved the increase in the base salaries for 2006 from the base salaries paid in 2005.

Incentive cash bonus. Cash bonuses are intended to reward individual and the Company’s performance during the year. In March of 2006, the compensation/nominating committee and the Board of Directors approved the 2006 Cash Bonus Plan, a formula based and discretionary bonus plan. Under the plan, Mr. Zernov and Mr. Day would receive certain automatic cash bonus payments if the Company’s actual 2006 earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, meets or exceeds 90% of the Company’s 2006 budgeted EBITDA. As the Company’s actual 2006 EBITDA did not meet or exceed 90% of the Company’s 2006 budgeted EBITDA, neither Mr. Zernov nor Mr. Day received the automatic cash bonus payments in fiscal 2006. Also under the plan, Mr. Sheeley would receive a bonus of $37,500 if the Photo Control Division achieves its budgeted EBITDA. Mr. Sheeley would further receive a bonus of 5% of the budgeted adjusted EBITDA of the Photo Control Division if the budgeted adjusted EBITDA is achieved and 10% of any adjusted EBITDA in excess of the budgeted amount. Mr. Sheeley did not receive cash bonuses under this plan, as the Photo Control Division did not achieve its budgeted EBITDA for fiscal 2006. The compensation/nominating committee and the Board of Directors also did not grant discretionary cash bonuses to the Named Executive Officers for fiscal 2006.

Long term incentive compensation. The compensation/nominating committee and the Board of Directors approved a long term incentive compensation relating to performance for the fiscal year 2006 for President and Chief Executive Officer, Chief Financial Officer and the non-employee directors of the Company in March of 2006. Similar to the 2006 Cash Bonus Plan, the Named Executive Officers would receive long term incentive compensation in the form of restricted stock if the Company’s actual EBITDA for 2006 meets or exceeds 90% of the Company’s 2006 budgeted EBITDA. Since the Company’s actual 2006 EBITDA did not meet or exceed 90% of the Company’s 2006 budgeted EBITDA, Mr. Zernov, Mr. Day and the non-employee directors of the Company did not receive any restricted stock in fiscal 2006.

Employment Agreements. The Company entered into an employment agreement with Mr. Jeffrey P. Zernov, the President and Chief Executive Officer, on August 31, 2004. The agreement provides for a non-compete period of five years from the date he voluntarily terminates his employment or is terminated for cause. If the Company terminates Mr. Zernov’s employment without cause, then the Company may restrict him from competing for a period of up to two years to the extent the Company continues to pay his base salary.

The Company also entered into an employment agreement with Mr. Robin K. Sheeley, the President of our former Photo Control Division on October 15, 2004 in connection the Company’s purchase of assets comprising the Vaddio product line in January 2004. Mr. Sheeley’s employment agreement provides for a 2006 bonus payment in the amount equal to 3.4% of the amount by which gross sales of Vaddio products in fiscal 2006 exceed $2,000,000. Mr. Sheeley’s employment agreement was amended on October 9, 2006 amending, among other terms, the base salary from $10,416.66 per month to $13,000 per month and providing for a 2006 performance bonus of $47,000 if certain performance goals are met. Mr. Sheeley resigned from his position as the President of Nature Vision’s Photo Control Division, effective February 5, 2007.

Nature Vision Stock Options

The following table sets forth certain information relating to equity awards outstanding as of December 31, 2006 for each Named Executive Officer. No stock options were granted to the Named Executive Officers during fiscal year 2006.
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)		Option Expiration Date
Jeffrey P. Zernov	87,206 22,500(1)	$ $	0.89 5.43	5/23/2008 11/3/2009
Michael R. Day	13,750(1)		$5.43	11/3/2009
Robin K. Sheeley	8,334(1) 5,000(1)	$ $	4.72 5.43	5/5/2007 5/5/2007

(1)	Effective November 11, 2005, the Company accelerated the vesting of the remaining unvested options granted in 2004, through a written action of the Board of Directors.

Board of Director Compensation

The following table sets forth the cash and non-cash compensation for fiscal 2006 awarded to or earned by each of our directors who is not also a Named Executive Officer.  On December 27, 2006, Thomas F. Leahy resigned from his position as a member of the Board of Directors. The Company appointed Philip M. McLaughlin as a replacement for Mr. Leahy to serve as a member of the Board of Directors, effective December 27, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Richard P. Kiphart	$13,500	__	$13,500
Scott S. Meyers	$17,750	__	$17,750
Steve Shanesy	$17,000	__	$17,000
Curtis A. Sampson	$15,000	__	$15,000
Philip M. McLaughlin	$0	__	$0
Thomas F. Leahy	$14,250	__	$14,250

 (1) No stock options were granted to the directors during fiscal year 2006. For the aggregate number of stock options outstanding at 2006 fiscal year end, see section titled Security Ownership of Certain Beneficial Owners and Management.

Each director who is not a full-time employee of Nature Vision receives a quarterly retainer of $3,000. Also, a fee of $750 is paid to each outside director for each board or committee meeting attended in person plus out-of-pocket expenses incurred in attending meetings. The chairs of the audit committee and compensation/nominating committee are each paid an additional annual retainer of $2,000. Outside directors are eligible for stock options. Outside directors were also eligible for long term incentive compensation relating to performance for the fiscal 2006, but no payments were made under the long term incentive compensation for fiscal 2006. Directors who also are employees of Nature Vision are not compensated for their duties as directors.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Nature Vision’s directors and officers, and persons who own more than 10% of Nature Vision’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and 10% shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) reports forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us, during the year ended December 31, 2006, our officers, directors and 10% shareholders complied with their Section 16(a) filing requirements in a timely manner, except Scott S. Meyers filed a late Form 4 for a transaction that occurred on February 9, 2006.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee and the Board of Directors approved the appointment of Virchow, Krause & Company, LLP as Nature Vision’s independent public accountants for the fiscal year ending December 31, 2007. Representatives of Virchow, Krause & Company, LLP, who are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Nature Vision’s independent public accountant has not resigned, declined to stand for re-election or been dismissed in either of the two most recent fiscal years. Virchow, Krause & Company, LLP, has served as Nature Vision’s auditor during this two-year period.

Nature Vision Independent Public Accountant’s Fees

The following table presents fees for professional services rendered by Virchow, Krause & Company, LLP, for the audit of Nature Vision’s financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed by Virchow, Krause & Company, LLP for other services during those periods:

	2006	2005
Audit Fees	$111,440	$113,750
Audit Related Fees	1,525	6,035
Tax Fees	13,815	19,175
All Other Fees	7,230	3,450
Total	$134,010	$142,410

Audit Fees were for professional services for auditing and reviewing Nature Vision’s financial statements, as well as for consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit Related Fees for 2006 were for professional services related to auditing and reviewing Nature Vision’s financial statements, including advising Nature Vision as to complying with accounting policies and transactional planning.

Tax Fees were for professional services for tax planning and compliance.

All Other Fees were for professional services not applicable to the other categories.

Pre-Approval Policy for Services of Nature Vision Independent Auditors

The audit committee meets prior to filing any Form 10-QSB or 10-KSB to approve those filings. In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work. All fees paid to the independent auditors are pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee adopted a policy for the pre-approval of services provided by the independent auditors, which was attached as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2003.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2008 annual meeting must be received by us by December 26, 2007. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail -- return receipt requested. If you intend to present a proposal at our 2008 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than March 16, 2008. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock. The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Michael R. Day
Secretary

April 24, 2007

NATURE VISION, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated April 24, 2007, hereby appoints the President and Chief Executive Officer, Jeffrey P. Zernov, and the Chief Financial Officer and Secretary, Michael R. Day, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Nature Vision, Inc. held of record by the undersigned on April 16, 2007, at the Annual Meeting of Shareholders to be held on May 18, 2007 at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota 55425, at 10:00 a.m., Central Daylight Time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

1. PROPOSAL TO ELECT             ☐ FOR all nominees listed below      ☐ WITHHOLD AUTHORITY
TWO DIRECTORS             (except as marked to the contrary below)     to vote for all nominees listed below

Jeffrey P. Zernov	Richard P. Kiphart

INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person’s name on the line below.

__________________________________________________________________________________________

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

    This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1.

    Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                                                                                ______________________________________
(Signature)

______________________________________
(Signature, if held jointly)

Dated: ___________________________, 2007

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.